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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 21, 2000
                                                          -------------

                         U.S. Industrial Services, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                    0-22388              99-0273889
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(State or other jurisdiction      Commission File       (I.R.S. Employer
     of incorporation)                 Number          Identification No.)

           40 Skokie Boulevard, Suite 110, Northbrook, Illinois 60062
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code (847) 509-8500
                                                          --------------

               8111 Preston Road, Suite 715, Dallas, Texas 75225
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         (Former name or former address, if changed since last report.)


Item 1. Changes in Control of Registrant.
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     On July 21, 2000 (the "Closing Date"), Deere Park Capital, L.L.C., an
Illinois limited liability company ("Deere Park") acquired 7,175,858 shares of common stock (the "Shares") of U.S. Industrial Services, Inc., a Delaware corporation (the "Company"). The acquisition of the Shares was effected through a foreclosure on such Shares that had been previously owned by American Eco Corporation ("AEC") and pledged by AEC to Deere Park. The Shares had previously been pledged to Deere Park under that certain Settlement Agreement by and among Deere Park, AEC and the Company dated January 21, 2000. The Shares represent approximately 81.9% of the currently outstanding common stock of USIS. The Shares were obtained in a UCC sale at which Deere Park bid $1,935,000.00 of the debt it was owned by AEC for the Shares.
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Item 5. Other Events.
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   On July 27, 2000, Deere Park, in its capacity as 81.9% stockholder in the
Company, replaced all of the directors and officers of the Company with its own candidates and moved the principal offices of the Company.

Item 7. Pro-Forma Financial Information and Exhibits.
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   (c)    Exhibits

          10.1 Settlement Agreement by and among Deere Park Capital, L.L.C., American Eco Corporation and U.S. Industrial Services, Inc., dated January 21, 2000 (incorporated by reference from U.S. Industrial Services, Inc. Form 8-K filed May 1, 2000).


          10.2 Escrow Agreement by and among Deere Park Capital, L.L.C., American Eco Corporation and LaSalle Bank National Association, dated January 21, 2000 (incorporated by reference from U.S. Industrial Services, Inc. Form 8-K filed
                 May 1, 2000).
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        U.S. INDUSTRIAL SERVICES, INC.
                                        (Registrant)



Dated: July 27, 2000                    By: /s/ Frank Fradella
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                                           Frank Fradella
                                           President and Chief Executive Officer